                            FLEXIBLE PAYMENT DEFERRED
                                ANNUITY CONTRACT

        GLENBROOK LIFE AND ANNUITY COMPANY, A Stock Company, Home Office:
                   Allstate Plaza, Northbrook, Illinois 60062

This Contract is issued in consideration of the initial purchase payment and any application. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract owner(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

This flexible payment deferred annuity provides a cash withdrawal benefit and a death benefit prior to the Payout Start Date and periodic income payments beginning on the Payout Start Date. THE CASH WITHDRAWAL BENEFIT, THE DEATH BENEFIT AND THE AMOUNT APPLIED TO AN INCOME PLAN MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN UPWARD OR DOWNWARD ADJUSTMENT OF THE AMOUNT DISTRIBUTED.

This Contract does not pay dividends.

The tax status as it applies to the owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY

THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER(S) AND GLENBROOK LIFE AND ANNUITY COMPANY.





                                    IMPORTANT

YOU HAVE PURCHASED A MODIFIED GUARANTEED ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

THIS CONTRACT MAY BE RETURNED WITHIN 30 DAYS FROM THE DATE YOU RECEIVED IT FOR
A REFUND OF THE GREATER OF PURCHASE PAYMENTS OR THE CONTRACT VALUE ADJUSTED BY ANY MARKET VALUE ADJUSTMENT ON THE DAY THE CONTRACT IS RECEIVED BY THE INSURANCE COMPANY OR AGENT WHO SOLD YOU THIS CONTRACT. A RETURN OF THE CONTRACT AFTER
30 DAYS MAY RESULT IN A SUBSTANTIAL PENALTY, KNOWN AS A WITHDRAWAL CHARGE (SEE PAGE 6).


    /s/ Michael J. Velotta                     /s/ Louis G. Lower, II

          Secretary                            Chief Executive Officer



                        Flexible Payment Deferred Annuity

--------------------------------------------------------------------------------
ANNUITY DATA
--------------------------------------------------------------------------------


CONTRACT NUMBER: . . . . . . . . . . . . . . . . . . . . . . .    444444444

ISSUE DATE:. . . . . . . . . . . . . . . . . . . . . . . . . . JULY 1, 1993

INITIAL PURCHASE PAYMENT:. . . . . . . . . . . . . . . . . . .   $10,000.00


                                                            RATE
ALLOCATED           GUARANTEE           GUARANTEED          GUARANTEED
AMOUNT ($)          PERIOD              INTEREST RATE       THROUGH
----------          ---------           -------------       ----------
 2,000.00            1 YEARS                4.50%           06/30/1994
 2,000.00            3 YEARS                4.55%           06/30/1996
 1,000.00            5 YEARS                5.25%           06/30/1998
 1,000.00            6 YEARS                5.35%           06/30/1999
 1,000.00            7 YEARS                5.50%           06/30/2000
 1,000.00            8 YEARS                5.60%           06/30/2001
 1,000.00            9 YEARS                5.70%           06/30/2002
 1,000.00           10 YEARS                5.80%           06/30/2003

MINIMUM GUARANTEED RATE: . . . . . . . . . . . . . . . . . . .        3.00%

OWNER: . . . . . . . . . . . . . . . . . . . . . . . . . . . .     JOHN DOE

ANNUITANT: . . . . . . . . . . . . . . . . . . . . . . . . . .     JOHN DOE
     AGE AT ISSUE: . . . . . . . . . . . . . . . . . . . . . .           35
     SEX:. . . . . . . . . . . . . . . . . . . . . . . . . . .         MALE

                                  RELATIONSHIP
BENEFICIARY                         TO OWNER                PERCENTAGE
-----------                       ------------              ----------
JANE DOE                          WIFE                         100%

PAYOUT START DATE: . . . . . . . . . . . . . . . . . . . . . . JULY 1, 2048

--------------------------------------------------------------------------------
GENERAL DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT. An Account consists of funds that are allocated to a Guarantee Period. You will create an Account(s):

-    when you make a purchase payment; or
- when you select a new Guarantee Period after the prior Guarantee Period expires.

The Account continues until the end of the Guarantee Period.

ACCOUNT VALUE. The funds allocated to an Account plus the interest credited to it minus any withdrawals.

CONTRACT VALUE.  The sum of the Account Values.

GUARANTEE PERIOD. A period of years for which a specified interest rate is guaranteed.

MARKET VALUE ADJUSTMENT. An increase or decrease in a withdrawal payment to you, in a death benefit payment, or in the amount applied to an income plan, reflecting changes in the level of interest rates since the Account was established. The method of calculation is explained on Page 7.

PAYOUT START DATE. The date the Contract Value adjusted by any Market Value Adjustment is applied to an income plan. The projected date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days prior to this date. The Payout Start Date must be on or before the later of:

-    the annuitant's 90th birthday; or
-    the 10th anniversary of the Contract's issue date.

--------------------------------------------------------------------------------
THE PERSONS INVOLVED
--------------------------------------------------------------------------------

OWNER. The person named at the time of application is the owner of this Contract unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

You may exercise all rights stated in this Contract, subject to the rights of any irrevocable beneficiary.

You may change the owner or beneficiary at any time. Once we have received a satisfactory written request for an owner or beneficiary change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request for a change from you.

You may not assign an interest in this Contract as collateral or security for a loan. However, prior to the Payout Start Date, you may assign periodic income payments under this Contract. We are bound by an assignment only if it is signed by the assignor and filed with us. We are not responsible for the validity of an assignment.

If the sole surviving owner dies prior to the Payout Start Date, the beneficiary becomes the new owner. If the sole surviving owner dies after the Payout Start Date, the beneficiary becomes the new owner and will receive any subsequent guaranteed income payments.

If more than one person is designated as owner:

- owner as used in this Contract refers to all people named as owners, unless otherwise indicated;

-    any request to exercise ownership rights must be signed by all owners;
     and

- on the first death of a person who is an owner, the surviving person(s) named as owner will continue as owner.

ANNUITANT. The annuitant must be a natural person. If the annuitant dies prior to the Payout Start Date, the new annuitant will be:

-    the youngest owner; otherwise,

-    the youngest beneficiary.

BENEFICIARY. The beneficiary is the person(s) named on the Annuity Data Page, but may be changed by the owner, as described above. We will determine the beneficiary from the most recent written request we have received from you. If you do not name a primary beneficiary or if all of the primary beneficiaries named are no longer living, the beneficiary will be:

-    a contingent beneficiary named by you; otherwise

-    your spouse if living; otherwise

-    your children equally if living; otherwise

-    your estate.

The beneficiary may become the owner under the circumstances described above.

The beneficiary may not assign benefits under the Contract until the beneficiary becomes the owner.

--------------------------------------------------------------------------------
PURCHASE PAYMENTS AND CONTRACT VALUE
--------------------------------------------------------------------------------

MAKING PURCHASE PAYMENTS. You may make purchase payments at any time until the earlier of the Payout Start Date and the end of the contract year in which the oldest owner attains age 91. The minimum purchase payment that can be allocated to any one Account is $100. We may limit the maximum amount of total purchase payments we will accept.

You must select the Guarantee Period for each purchase payment made. If you do not select a Guarantee Period for a purchase payment, we will assign the same period as used for the most recent purchase payment. Guarantee Periods may be 1, 3, 5, 6, 7, 8, 9, or 10 years. We may change the Guarantee Periods available for additional purchase payments.

We may deduct premium taxes from purchase payments or from later payments we make to you.

SELECTING A NEW GUARANTEE PERIOD. We will mail you a notice prior to the expiration of each Guarantee Period outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires you may:

- take no action and we will automatically apply the Account Value to a new Guarantee Period of the same duration to be established on the day the previous Guarantee Period expired; or

- notify us to apply the Account Value to a new Guarantee Period(s) to be established on the day the previous Guarantee Period expired; or

- receive a portion of the Account Value or the entire Account Value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period expired.

The minimum amount that can be allocated to a new Guarantee Period is $100.

CREDITING INTEREST. We credit interest daily to each Account at a rate which compounds over one year to the interest rate we guaranteed when the Account was established. We credit interest to the initial purchase payment from the issue date. We credit interest to subsequent purchase payments from the date we receive them. The interest rates will be no less than the minimum guaranteed rate shown on the Annuity Data Page.

DETERMINING THE CONTRACT VALUE. Your Contract Value is the sum of the Account Values. If you withdraw the entire Contract Value, you may receive an amount greater or less than the Contract Value because a Market Value Adjustment, a Withdrawal Charge, income tax withholding, and a premium tax charge may apply.

--------------------------------------------------------------------------------
WITHDRAWALS
--------------------------------------------------------------------------------

WITHDRAWAL LIMITS. You may withdraw part or all of your Contract Value at any time prior to the Payout Start Date. You must specify the Account(s) from which you wish to make a withdrawal. A withdrawal must be at least $50. If any withdrawal reduces an Account Value to less than $100, we will treat the request as a withdrawal of the entire Account Value. If any withdrawal reduces the Contract Value to less than $2,000, we will treat the request as a withdrawal of the entire Contract Value. However, we will require confirmation of your withdrawal request before we make such a withdrawal. If you withdraw the entire Contract Value, the Contract will terminate.

WITHDRAWALS WHEN A GUARANTEE PERIOD EXPIRES. You may withdraw part or all of the Account Value without a Market Value Adjustment during the 30 day period after a Guarantee Period expires. However, any applicable Withdrawal Charge will apply to the amount withdrawn in excess of the free withdrawal amount. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period expired.

FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount for each Account is equal to 10% of the amount initially allocated to the Account. Each year you may withdraw the Free Withdrawal Amount from each Account without any Withdrawal Charge or Market Value Adjustment. Each year begins on the anniversary of the date the Account was established.

Any Free Withdrawal Amount which is not actually withdrawn in a year may not be carried over to increase the Free Withdrawal Amount in a subsequent year. Similarly, a Free Withdrawal Amount not withdrawn from one Account may not be transferred to increase a Free Withdrawal Amount in another Account.

OTHER WITHDRAWALS. A Market Value Adjustment and any applicable Withdrawal Charge will be applied to the amount withdrawn from the Account Value in excess of the Free Withdrawal Amount.

IMPACT OF WITHDRAWAL ON THE ACCOUNT VALUE. The Account Value will be reduced by the amount we pay you, income tax we withhold for you, the Withdrawal Charge, and any applicable premium tax charge. The Account Value will also be increased by a positive Market Value Adjustment or reduced by a negative Market Value Adjustment.

WITHDRAWAL CHARGE. The amount withdrawn from the Account Value in excess of the Free Withdrawal Amount is subject to a Withdrawal Charge as follows:


     Payment Year:       1    2    3    4    5    6 and Later

     Percentage:         7%   7%   6%   5%   4%   0%


For each purchase payment or interest withdrawal, the Payment Year in the table is measured from the date we received the purchase payment.

The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year times the amount withdrawn in excess of the Free Withdrawal Amount.

MARKET VALUE ADJUSTMENT. A Market Value Adjustment is an increase or decrease in a withdrawal payment to you, in a death benefit payment, or in the amount applied to an income plan, reflecting changes in the level of interest rates since the Account was established. As used in this provision, "Treasury Rate" means the U. S. Treasury Note Constant Maturity weekly yield as reported in Federal Reserve Bulletin Release H.15. The Market Value Adjustment is based on the following:

     I    =    the Treasury Rate for a maturity equal to the Account's
               Guarantee Period for the week preceding the establishment of the Account;

     N    =    the number of whole and partial years from the date we
               receive the withdrawal or death benefit request, or from the Payout Start Date, to the end of the Account's Guarantee
               Period;

     J    =    the Treasury Rate for a maturity of length N for the week
               preceding the receipt of the withdrawal request, death benefit request, or Income Payment request. If a Note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

An adjustment factor is determined from the following formula:

                                 .9 x (I-J) x N

Any amount withdrawn from the Account Value which is subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.

RETURN OF PURCHASE PAYMENT GUARANTEE. If you withdraw the entire Contract Value to terminate the Contract, the amount we pay you (including any premium tax and income tax we withhold for you) will never be less than all purchase payments minus any prior amounts we paid you (including income tax we withheld for you).

--------------------------------------------------------------------------------
DEATH BENEFIT
--------------------------------------------------------------------------------

A death benefit may be paid to the owner determined immediately after the death if, prior to the Payout Start Date:

-    any owner dies; or
-    the annuitant dies and the owner is not a natural person.

DEATH BENEFIT AMOUNT. The death benefit is the Contract Value plus any positive Market Value Adjustment applied to the portion of the Contract Value in excess of the Free Withdrawal Amount. (Refer to Pages 6 and 7 for an explanation of Market Value Adjustment and Free Withdrawal Amount.) Any applicable taxes may be deducted.

We will calculate the value of the death benefit as of the date we receive due proof of death, consisting of one of the following:

-    a certified copy of a death certificate; or
- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or
-    any other proof acceptable to us.

DISTRIBUTION OF DEATH BENEFIT. If the owner eligible to receive the death benefit is not a natural person, then the owner must receive the death benefit in a lump sum within five years.

Otherwise, within 60 days of the date when the death benefit is calculated, the owner may elect to receive the death benefit under an income plan or in a lump sum. Payments from the income plan must begin within one year of the date of death and must be payable throughout:

-    the life of the owner; or
-    a period not to exceed the life expectancy of the owner; or
- the life of the owner with payments guaranteed for a period not to exceed the life expectancy of the owner.

Any death benefit payable in a lump sum must be paid within five years of the date of death. If no election is made, funds will be distributed at the end of the five year period.

If the surviving spouse of the deceased owner is the new owner, then the spouse may elect one of the options listed above or may continue the Contract as if the death had not occurred. If the Contract is continued as if the death had not occurred, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge. However, a Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Free Withdrawal Amount. If the Contract is continued and there is no annuitant, the new annuitant will be the surviving spouse.

--------------------------------------------------------------------------------
INCOME PAYMENT OPTIONS
--------------------------------------------------------------------------------

INCOME PLANS. The Contract Value adjusted by any Market Value Adjustment on the Payout Start Date, less any applicable taxes, will be applied to your income plan choice from the following list. Minimum guaranteed payments for each income plan are shown in the income payment tables on Page 10.

1. LIFE INCOME WITH GUARANTEED PAYMENTS. We will make payments for as long as theannuitant lives. If the annuitant dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2.   JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS.   We will
     make payments for as long as either the annuitant or joint annuitant, named at the time of income plan selection, lives. If both the annuitant and the joint annuitant die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

3. GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. We will make payments for a specified period beginning on the Payout Start Date. These payments do not depend on the annuitant's life. The number of months guaranteed may be from 60 to 360.

We reserve the right to make available other income plans.

PAYOUT TERMS AND CONDITIONS. The income payments are subject to the following terms and conditions:

- If the Contract Value adjusted by any Market Value Adjustment and applicable premium taxes is not enough to provide an initial payment of at least $20, we reserve the right to:

     -    change the payment frequency to make the payment at least
          $20; or

     - terminate the Contract and pay you the Contract Value adjusted by any Market Value Adjustment and applicable premium taxes in a lump sum.

- If we do not receive a written choice of an income plan from you at least 30 days before the Payout Start Date, the income plan will be life income with guaranteed payments for 120 months.

- If you choose an income plan which depends on any person's life, we may require:

     -    proof of age and sex before income payments begin; and

     - proof that the annuitant or joint annuitant is still alive before we make each payment.

- After the Payout Start Date, the income plan cannot be changed and withdrawals cannot be made.

- If any owner dies after the Payout Start Date, the remaining income payments will be paid to the successor owner as scheduled.

INCOME PAYMENT TABLES. Income payments will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The income payment tables are based on 3% interest and the 1983a Annuity Mortality Tables.

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                            Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
    Annuitant's                               Annuitant's                                 Annuitant's
       Age             Male    Female             Age             Male   Female               Age             Male   Female
----------------------------------------------------------------------------------------------------------------------------
        35            $3.43     $3.25              49            $4.15    $3.82                63            $5.52    $4.97
        36             3.47      3.28              50             4.22     3.88                64             5.66     5.09
        37             3.51      3.31              51             4.29     3.94                65             5.80     5.22
        38             3.55      3.34              52             4.37     4.01                66             5.95     5.35
        39             3.60      3.38              53             4.45     4.07                67             6.11     5.49
        40             3.64      3.41              54             4.53     4.14                68             6.27     5.64
        41             3.69      3.45              55             4.62     4.22                69             6.44     5.80
        42             3.74      3.49              56             4.71     4.29                70             6.61     5.96
        43             3.79      3.53              57             4.81     4.38                71             6.78     6.13
        44             3.84      3.58              58             4.92     4.46                72             6.96     6.31
        45             3.90      3.62              59             5.02     4.55                73             7.13     6.50
        46             3.96      3.67              60             5.14     4.65                74             7.31     6.69
        47             4.02      3.72              61             5.26     4.75                75             7.49     6.88
        48             4.08      3.77              62             5.39     4.86
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                        Monthly Income Payment for each $1,000 Applied to this Income Plan
----------------------------------------------------------------------------------------------------------------------------
                                                        Female Annuitant's Age
                 -----------------------------------------------------------------------------------------------------------
      Male
   Annuitant's        35         40          45         50          55           60         65            70           75
      Age
----------------------------------------------------------------------------------------------------------------------------
       35           $3.09      $3.16       $3.23      $3.28       $3.32        $3.36      $3.39         $3.40        $3.42
       40            3.13       3.22        3.31       3.39        3.46         3.51       3.56          3.59         3.61
       45            3.17       3.28        3.39       3.50        3.60         3.69       3.76          3.81         3.85
       50            3.19       3.32        3.45       3.60        3.74         3.87       3.98          4.07         4.14
       55            3.21       3.35        3.51       3.68        3.87         4.06       4.23          4.37         4.48
       60            3.23       3.37        3.55       3.75        3.98         4.23       4.47          4.70         4.88
       65            3.24       3.39        3.57       3.80        4.07         4.37       4.71          5.04         5.34
       70            3.24       3.40        3.59       3.83        4.13         4.48       4.90          5.36         5.81
       75            3.25       3.41        3.61       3.86        4.17         4.56       5.04          5.61         6.22
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD
-------------------------------------------------------------
-------------------------------------------------------------
                           Monthly Income Payment for each
    Specified Period       $1,000 Applied to this Income Plan
-------------------------------------------------------------
        10 Years                         $9.61
        11 Years                          8.86
        12 Years                          8.24
        13 Years                          7.71
        14 Years                          7.26
        15 Years                          6.87
        16 Years                          6.53
        17 Years                          6.23
        18 Years                          5.96
        19 Years                          5.73
        20 Years                          5.51
-------------------------------------------------------------
-------------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE ENTIRE CONTRACT. The entire Contract consists of this Contract, any attached application, and any attached endorsements.

All statements made in written applications are representations and not warranties. We will not use any statement in defense of a claim or to void the Contract unless it is included in a written application.

Only our officers may change the Contract or waive a right or requirement. No other individual may do this.

We may not modify this Contract without your consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law.


INCONTESTABILITY. We will not contest the validity of this Contract after the issue date.

MISSTATEMENT OF AGE OR SEX. If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

-    pay all amounts underpaid including interest; or
-    stop payments until the total payments are equal to the corrected amount.

For purposes of the Misstatement of Age or Sex provision, interest will be calculated at an effective annual rate of 6%.

ANNUAL STATEMENT. At least once a year, prior to the Payout Start Date, we will send you a statement containing Contract Value information. We will provide you with Contract Value information at any time upon request. The information provided will comply with any applicable law.

SETTLEMENTS. We may require that this Contract be returned to us prior to any settlement. Any full withdrawal or death benefit under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

DEFERMENT OF PAYMENTS. We reserve the right to defer payment of any withdrawal for up to six months after the date you request it.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (HEREIN CALLED "WE" OR "US")

                  AMENDATORY ENDORSEMENT FOR WAIVER OF CHARGES

The following provisions are added to your Contract:

We will waive any withdrawal charge prior to the Payout Start Date if beginning at least 30 days after the Contract date:

1. any owner becomes confined to a Long Term Care Facility or a Hospital for at least 90 consecutive days;

2. the request for a withdrawal and adequate proof of confinement are received by us no later than 90 days after discharge from a Long Term Care Facility or Hospital; and

3. confinement in a Long Term Care Facility is prescribed by a Physician and is Medically Necessary.

"Long Term Care Facility" is a facility which:

1.   is located in the United States or its territories;

2.   is licensed by the jurisdiction in which it is located;

3.   provides custodial care under the supervision of a registered nurse (R.N.);
     and

4.   can accommodate three or more persons.

Long Term Care Facility does not include any place owned or operated by your spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Hospital" is a facility which:

1.   is licensed as a hospital by the jurisdiction in which it is located;

2.   is supervised by a staff of licensed physicians;

3. provides nursing services 24 hours a day by, or under the supervision, of a registered nurse (R.N.);

4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and

5.   has access to medical, diagnostic and major surgical facilities.

"Physician" is a licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the individual, a spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.


    /s/ Michael J. Velotta                     /s/ Louis G. Lower, II

          Secretary                            Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (HEREIN CALLED "WE" OR "US")


                      AMENDATORY ENDORSEMENT FOR IRA PLANS

This contract is changed as follows:

1.   The owner of this contract must be the Annuitant.

2. Except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(a)(5), 403(b)(8) or 408(d)(3) of the Internal
     Revenue Code (the "Code") or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Section 408(k) of the Code, no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000 for any taxable year.

3.   You and your beneficiaries may not:

     a.   transfer;

     b.   sell;

     c.   assign;

     d.   discount; or

     e.   pledge

     this contract for any purpose.

4. Your rights in this contract are nonforfeitable. This contract is for the exclusive benefit of you and your beneficiaries.

5. Notwithstanding any provision of the contract to the contrary, the distribution of your interest in the contract shall be made in accordance with the minimum distribution requirements of Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are incorporated by reference.

     Your entire interest in the contract must be distributed, or begin to be distributed, by your required beginning date, which is the April 1st following the calendar year you reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31st. By the required beginning date you may elect to have your interest distributed in one of the following forms:

     a.   a single sum payment;

     b.   equal or substantially equal payments over your life;

     c. equal or substantially equal payments over your life and the life of your designated beneficiary;

     d. equal or substantially equal payments over a specified period that may not be longer than your life expectancy; or

     e. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and your designated beneficiary.

6. If you die before your entire interest is distributed, the entire remaining interest will be distributed as follows:

    a. If you die on or after distributions have begun under Paragraph 5, the entire remaining interest must be distributed at least as rapidly as provided by Paragraph 5;

    b. If you die before distributions have begun under Paragraph 5, the entire remaining interest must be distributed as elected by you, or if you have not made an election, as elected by the beneficiary or beneficiaries as follows:

         1) by December 31st of the year containing the fifth anniversary of your death; or

         2) in equal or substantially equal payments over the life of life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of your death. If, however, the beneficiary is your surviving spouse, then this distribution is not required to begin before December 31st of the year in which you would have turned 70 1/2.

    c. If the designated beneficiary is your surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.

7. Unless you elect otherwise prior to the commencement of distributions under Paragraph 5 or, if applicable, by the surviving spouse if you die before distributions have begun, the life expectancy of you or your spouse beneficiary shall be recalculated annually for purposes of distributions under Paragraph 5 and 6. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary shall not be recalculated.

8. You may satisfy the minimum distribution requirements under Section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRA's. For this purpose, if you own more than one IRA, you may use the 'alternative method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

9.  We will issue annual reports containing account value information.


    /s/ Michael J. Velotta                  /s/ Louis G. Lower, II
         Secretary                          Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                     AMENDATORY ENDORSEMENT FOR UNISEX PLANS


All references to sex are deleted from your Contract. The following language and tables replace the INCOME PAYMENT TABLES section of your Contract.

Income payments will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and an 80% female, 20% male blend of the sex distinct 1983a Annuity Mortality Tables.

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                Monthly Income Payment for each $1,000 Applied to this Income Plan
--------------------------------------------------------------------------------------------------
    Annuitant's     Monthly           Annuitant's     Monthly           Annuitant's     Monthly
       Age          Payment              Age          Payment              Age          Payment
--------------------------------------------------------------------------------------------------
       45            $3.68               59            $4.64               73            $6.63
       46             3.73               60             4.75               74             6.81
       47             3.78               61             4.85               75             7.00
       48             3.83               62             4.97               76             7.21
       49             3.89               63             5.08               77             7.41
       50             3.95               64             5.20               78             7.60
       51             4.01               65             5.34               79             7.79
       52             4.08               66             5.47               80             7.98
       53             4.15               67             5.61               81             8.16
       54             4.22               68             5.77               82             8.34
       55             4.30               69             5.93               83             8.50
       56             4.37               70             6.09               84             8.65
       57             4.47               71             6.26               85             8.78
       58             4.55               72             6.44
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                Monthly Income Payment for each $1,000 Applied to this Income Plan
--------------------------------------------------------------------------------------------------
   Annuitant's
      Age                 45      50      55      60      65      70      75      80      85
--------------------------------------------------------------------------------------------------
       45               $3.35   $3.44   $3.51   $3.56   $3.60   $3.63   $3.65   $3.67   $3.67
       50                3.44    3.55    3.66    3.75    3.82    3.87    3.91    3.93    3.94
       55                3.51    3.66    3.81    3.95    4.07    4.16    4.22    4.26    4.29
       60                3.56    3.75    3.95    4.15    4.34    4.49    4.61    4.68    4.72
       65                3.60    3.82    4.07    4.34    4.61    4.86    5.07    5.21    5.29
       70                3.63    3.87    4.16    4.49    4.86    5.24    5.57    5.83    5.98
       75                3.65    3.91    4.22    4.61    5.07    5.57    6.08    6.51    6.79
       80                3.67    3.93    4.26    4.68    5.21    5.83    6.51    7.13    7.59
       85                3.67    3.94    4.29    4.72    5.29    5.98    6.79    7.59    8.20
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                           Monthly Income Payments for each
     Specified Period                      $1,000 Applied to this Income Plan
--------------------------------------------------------------------------------

          10 Years                                        $9.61
          11 Years                                         8.86
          12 Years                                         8.24
          13 Years                                         7.71
          14 Years                                         7.26
          15 Years                                         6.87
          16 Years                                         6.53
          17 Years                                         6.23
          18 Years                                         5.96
          19 Years                                         5.73
          20 Years                                         5.51
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



          /s/ Michael J. Velotta               /s/ Louis G. Lower, II

          Secretary                            Chief Executive Officer

                       GLENBROOK LIFE AND ANNUITY COMPANY
                          (HEREIN CALLED "WE" OR "US")

                   AMENDATORY ENDORSEMENT FOR 403(b) ANNUITIES


The following provisions are added to your Contract:

1.   The owner of this Contract must be the annuitant.

2.   You may not:

     a.   transfer;

     b.   sell;

     c.   assign;

     d.   discount; or

     e.   pledge

     this Contract for any purpose to any person but us.

3. Account balances accruing after December 31, 1986 must begin to be paid out by the April 1 after the calendar year in which you reach age 70 1/2. The distribution may be made in a single sum or in periodic payments.

     a.   The payments must be over:

          1)   your life; or

          2)   the lives of you and your "designated beneficiary"; or

          3)   a period certain not extending beyond your life expectancy; or

          4) a period certain not extending beyond the life expectancy of you and your "designated beneficiary".

     For the purpose of this endorsement, the "designated beneficiary" is the natural person that you name prior to the payout start date.

     b.   The minimum amount you are required to receive for any tax year is:

          1) the value of the Contract at the end of the prior year, divided by;

          2) your life expectancy (or the joint and last survivor expectancy of you and your "designated beneficiary") using the age(s) as of your birthday(s) in that year.

4. For account balances accruing after December 31, 1988, distributions of purchase payments made under a salary reduction agreement may only occur upon:

     a.   or after attainment of age 59 1/2; or

     b.   separation from service; or

     c.   death; or

     d.   disability (as defined in Internal Revenue Code Section 72(m)(7)); or

     e.   hardship.

     In the case of hardship distributions, earnings due to these purchase payments cannot be withdrawn. The plan administrator will be responsible for determining whether an individual's circumstances meet the definition of hardship as set forth in the Internal Revenue Code and Regulations.

5.  For the purpose of this endorsement, "account balances" includes:

    a.   any purchase payments make after the specified date:

         1)   December 31, 1986; or

         2)   December 31, 1988

         whichever is applicable; and

    b.   all earnings credited after the specified date.

         You are permitted to directly rollover all or a portion of any eligible rollover distribution which you receive, to an eligible retirement plan (i.e., IRA, 401(a), or 403(b)). In the case of an eligible rollover distribution to your surviving spouse, an eligible retirement plan is limited to an IRA.

         An eligible rollover distribution is any distribution from your account except:

         1. one of a series of payments pursuant to a life or a joint life income option, or

         2. one of a series of payments pursuant to a period certain income option based on your life expectancy (or joint life expectancy of you and your designated beneficiary), or

         3. one of a series of substantially equal periodic payments for a specified period of ten years or more, or

         4. one that qualifies as a required minimum distribution as defined by section 401(a)(9) of the Internal Revenue Code.



         /s/ Michael J. Velotta                  /s/ Louis G. Lower, II

               Secretary                         Chief Executive Officer


                                 GLENBROOK LIFE                          Glenbrook Life and Annuity Company
                         ------------------------------                  P.O. Box 94042
                         A MEMBER OF THE ALLSTATE GROUP                  Palatine, IL 60094

ANNUITY DATA PAGE AND APPLICATION FOR THE GLENBROOK CHOICE PLUS ANNUITY

CONTRACT NUMBER________________________  PAYOUT START DATE / / Annuitant's 90th Birthday
INITIAL PURCHASE PAYMENT_______________                    / / 10th Anniversary of Issue Date
ISSUE DATE ______/______/______                            / / Qualified Minimum Distribution
TAX QUALIFIED PLAN  / / Yes  / / No
/ / IRA Rollover  / / IRA Transfer  / / IRA/Year of Contribution________ / / Other___________

MINIMUM GUARANTEED RATE FOR FIXED ACCOUNT:  3.00%
INVESTMENT ALTERNATIVE ALLOCATION
$ __________ at ________ % 1 Year Guarantee Period   $ __________ at ________ % 7 Year Guarantee Period
$ __________ at ________ % 3 Year Guarantee Period   $ __________ at ________ % 8 Year Guarantee Period
$ __________ at ________ % 5 Year Guarantee Period   $ __________ at ________ % 9 Year Guarantee Period
$ __________ at ________ % 6 Year Guarantee Period   $ __________ at ________ % 10 Year Guarantee Period

OWNER(S)

Name_______________________________________ Soc. Sec. No. _______-_______-_______ Birth Date ____/____/____
Address ___________________________________ City ________________________________ State ______ Zip ________
     / / Male  / / Female                   Relationship to Other Owner ___________________________________
Name_______________________________________ Soc. Sec. No. _______-_______-_______ Birth Date ____/____/____
     / / Male  / / Female                   Relationship to Other Owner ___________________________________

ANNUITANT (LEAVE BLANK IF ANNUITANT SAME AS SOLE OWNER.)

Name_______________________________________ Soc. Sec. No. _______-_______-_______ Birth Date ____/____/____
Address ___________________________________ City ________________________________ State ______ Zip ________
     / / Male  / / Female

BENEFICIARY

Primary_____________________________________________________ Relationship to Owner ________________________
Contingent _________________________________________________ Relationship to Owner ________________________

SPECIAL INSTRUCTIONS:                                  REPLACEMENT:

                                                       Will the annuity applied for replace
                                                       any existing insurance or annuity?   / / Yes  / / No
                                                       Company  ___________________________________________
                                                       Policy No. _________________________________________
___________________________________________________________________________________________________________
I UNDERSTAND THAT ANY DISTRIBUTION PRIOR TO THE END OF A RATE GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET
VALUE ADJUSTMENT. I HAVE RECEIVED THE CURRENT PROSPECTUS FOR THIS GLENBROOK LIFE FLEXIBLE PAYMENT DEFERRED
ANNUITY.
I have read the above statements. I represent that they are complete and true to the best of my knowledge.

Signed at ______________________________________________________________                Date ____/____/____
                         City                       State
Signature(s) of Owner(s)   ________________________________________________________________________________
Phone No(s). of Owner(s) __________________________________________________________________________________

___________________________________________________________________________________________________________
AGENT USE ONLY Do you have any reason to believe that the Contract applied for is to replace or change any existing annuity or life insurance?  / / Yes  / / No

Agent's Signature__________________________________ Agent/Branch No._______________________________________
Agent's Name_______________________________________ License Identification  No.____________________________

                                          OWNER                                                        (CA)


                                 GLENBROOK LIFE                          Glenbrook Life and Annuity Company
                         ------------------------------                  P.O. Box 94042
                         A MEMBER OF THE ALLSTATE GROUP                  Palatine, IL 60094

ANNUITY DATA PAGE AND APPLICATION FOR:  FLEXIBLE PAYMENT DEFERRED ANNUITY (GLAU120)

CONTRACT NUMBER________________________   PAYOUT START DATE / / Annuitant's 90th Birthday
INITIAL PURCHASE PAYMENT_______________                     / / 10th Anniversary of Issue Date
ISSUE DATE ______/______/______                             / / Qualified Minimum Distribution
TAX QUALIFIED PLAN  / / Yes  / / No
 / / IRA Rollover  / / IRA Transfer  / / IRA/Year of Contribution________ / / Other___________

MINIMUM GUARANTEED RATE FOR FIXED ACCOUNT:  3.00%
INVESTMENT ALTERNATIVE ALLOCATION
$ __________ at ________ % 1 Year Guarantee Period   $ __________ at ________ % 7 Year Guarantee Period
$ __________ at ________ % 3 Year Guarantee Period   $ __________ at ________ % 8 Year Guarantee Period
$ __________ at ________ % 5 Year Guarantee Period   $ __________ at ________ % 9 Year Guarantee Period
$ __________ at ________ % 6 Year Guarantee Period   $ __________ at ________ % 10 Year Guarantee Period

OWNER(S)

Name_______________________________________ Soc. Sec. No. _______-_______-_______ Birth Date ____/____/____
Address ___________________________________ City ________________________________ State ______ Zip ________
     / / Male  / / Female                   Relationship to Other Owner ___________________________________
Name_______________________________________ Soc. Sec. No. _______-_______-_______ Birth Date ____/____/____
     / / Male  / / Female                   Relationship to Other Owner ___________________________________

ANNUITANT (LEAVE BLANK IF ANNUITANT SAME AS SOLE OWNER.)

Name_______________________________________ Soc. Sec. No. _______-_______-_______ Birth Date ____/____/____
Address ___________________________________ City ________________________________ State ______ Zip ________
     / / Male  / / Female

BENEFICIARY

Primary_____________________________________________________ Relationship to Owner ________________________
Contingent _________________________________________________ Relationship to Owner ________________________

SPECIAL INSTRUCTIONS:                                  REPLACEMENT:

                                                       Will the annuity applied for replace
                                                       any existing insurance or annuity?   / / Yes  / / No
                                                       Company  ___________________________________________
                                                       Policy No. _________________________________________
___________________________________________________________________________________________________________
I UNDERSTAND THAT ANY DISTRIBUTION PRIOR TO THE END OF A RATE GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET
VALUE ADJUSTMENT. I HAVE RECEIVED THE CURRENT PROSPECTUS FOR THIS GLENBROOK LIFE FLEXIBLE PAYMENT DEFERRED
ANNUITY.
I have read the above statements. I represent that they are complete and true to the best of my knowledge.

Signed at ______________________________________________________________                Date ____/____/____
                         City                       State
Signature(s) of Owner(s)   ________________________________________________________________________________
Phone No(s). of Owner(s) __________________________________________________________________________________

___________________________________________________________________________________________________________
AGENT USE ONLY Do you have any reason to believe that the Contract applied for is to replace or change any existing annuity or life insurance?  / / Yes  / / No

Agent's Signature__________________________________ Agent/Branch No._______________________________________
Agent's Name_______________________________________ License Identification  No.____________________________

                                          OWNER                                                        (FL)

TABLE OF MINIMUM GUARANTEED VALUES*


          YEARS SINCE
           PURCHASE                                         TOTAL
           PAYMENT                   ACCOUNT              WITHDRAWAL
           WAS MADE                   VALUE                 VALUE
          -----------              -----------            ----------
                                         $                     $

               1                       1,030                 1,000
               2                       2,090                 2,000
               3                       3,183                 3,000
               4                       4,309                 4,067
               5                       5,468                 5,183
               6                       6,662                 6,372
               7                       7,892                 7,595
               8                       9,159                 8,852
               9                      10,463                10,144
              10                      11,807                11,473
              11                      13,192                12,840
              12                      14,617                14,246
              13                      16,086                15,692
              14                      17,598                17,180
              15                      19,156                18,710
              16                      20,761                20,283
              17                      22,414                21,902
              18                      24,116                23,567
              19                      25,870                25,280
              20                      27,676                27,042


*These Minimum Guaranteed Values assume that a Contract is issued with an initial purchase payment of $1,000 and subsequent purchase payments of $1,000 are made each year for the remaining 19 years. It is assumed that all purchase payments are allocated to the 1 Year Guarantee Period. Interest is credited at the minimum guaranteed effective annual interest rate shown on the reverse side. These values assume that no partial withdrawals are made and no state premium taxes must be paid. If withdrawals are made or state premium taxes must be paid, the Minimum Guaranteed Values will be less than those shown. The same calculation method applies to subsequent purchase payments. The Total Withdrawal Value does not reflect any Market Value Adjustment that may be taken.